Exhibit 10.1

                          AMENDMENT AGREEMENT NO. 1 TO
                   THIRD AMENDED AND RESTATED CREDIT AGREEMENT

      THIS AMENDMENT AGREEMENT (the "Amendment Agreement") is made and entered into this 8th day of October, 2004, among RADIATION THERAPY SERVICES, INC., a Florida corporation (the "Borrower"), each Subsidiary Guarantor party to a Subsidiary Guaranty pursuant to the terms of the Credit Agreement (as defined below), BANK OF AMERICA, N.A., as Administrative Agent (the "Administrative Agent"), and the Lenders party to the Credit Agreement. Unless the context otherwise requires, capitalized terms used but not defined herein have the meanings ascribed thereto in the Credit Agreement.

                              W I T N E S S E T H:

      WHEREAS, the Borrower, the Administrative Agent and the Lenders have entered into that certain Third Amended and Restated Credit Agreement dated as of March 31, 2004, (as the same may be modified, supplemented, amended or amended and restated from time to time, the "Credit Agreement"), whereby the Lenders have made available to the Borrower a term loan A facility, a term loan B facility and a revolving credit facility with a letter of credit subfacility and a swing line subfacility; and

      WHEREAS, the Borrower desires to prepay the Term Loan B in full and has requested that the Term Loan A Lenders readvance a portion of the Term Loan A and that the Revolving Lenders increase their commitments under the Revolving Credit Facility; and

      WHEREAS, the Revolving Lenders are willing to increase their commitments under the Revolving Credit Facility and the Term Loan A Lenders are willing to readvance $13,750,000 of the Term Loan A, the proceeds of which will be used, together with funds drawn under the Revolving Credit Facility, to prepay the Term Loan B in full; and

      WHEREAS, the Administrative Agent, the Lenders and the Borrower are willing to amend the Credit Agreement in the manner described herein and subject to the terms and conditions set forth herein; and

      NOW, THEREFORE, the Borrower, the Administrative Agent and the Lenders do hereby agree as follows:

      1. Credit Agreement. The term "Credit Agreement" as used herein and in the Credit Documents (as defined in the Credit Agreement) shall mean the Credit Agreement as hereby amended and modified.

      2. Amendment. Subject to the conditions set forth herein, the Credit Agreement is hereby amended, effective as of the date hereof, as follows:

      (a) Section 1.1 of the Credit Agreement is amended to add a new subsection
(e) to the end thereof, which shall read as follows:

            (e) The parties hereto acknowledge that, notwithstanding clauses (c) and (d) above, and notwithstanding the provisions regarding assignments set forth in Section 14.7 hereof, as of the Amendment No. 1 Effective Date, the Term Loan A Commitment, Revolving Credit Commitment and
      Applicable Commitment Percentage for each of the Revolving Lenders and Term Loan A Lenders are as follows:

Term Loan A Facility

                                                               Term Loan A       Portion of Term
                                                           Outstandings prior     Loan A being
                                                                   to            readvanced as of      Applicable
                                          Term Loan A        Amendment No. 1     the Amendment No.     Commitment
Term Loan A Lender                        Commitment         Effective Date      1 Effective Date      Percentage
Bank of America, N.A.                   $  6,109,022.54     $  3,552,631.66      $  3,359,962.40      24.436090160%
Wachovia Bank, National Association     $  5,865,516.04     $  2,529,904.36      $  3,226,033.82      23.462064160%
Fifth Third Bank, Florida               $  4,316,188.18     $  2,368,421.10      $  2,373,903.50      17.264752720%
SunTrust Bank                           $  3,352,130.38     $  1,776,315.60      $  1,843,671.71      13.408521520%
Regions Bank                            $  2,976,190.48     $    511,363.64      $  1,636,904.76      11.904761920%
National City Bank                      $  2,380,952.38     $    511,363.64      $  1,309,523.81       9.523809520%
Term Loan A Facility Total              $ 25,000,000.00

Revolving Loan Facility

                                                                                                        Applicable
                                        Revolving Credit                                                Commitment
Revolving Lender                           Commitment                                                   Percentage

Bank of America, N.A.                   $ 19,548,872.11                                               24.436090150%
Wachovia Bank, National Association     $ 18,769,651.33                                               23.462064163%
Fifth Third Bank, Florida               $ 13,811,802.19                                               17.264752738%
SunTrust Bank                           $ 10,726,817.22                                               13.408521525%
Regions Bank                            $  9,523,809.52                                               11.904761900%
National City Bank                      $  7,619,047.62                                                9.523809525%
Revolving Credit Facility Total         $ 80,000,000.00
TOTAL FACILITIES                        $105,000,000.00
                                        ===============

      (b) Section 1.2 of the Credit Agreement is amended to add the following definitions in the appropriate alphabetical order:

            "Amendment No. 1" means that certain Amendment Agreement No. 1 to Third Amended and Restated Credit Agreement dated as of October 8, 2004, by and among the Borrower, the Subsidiary Guarantors, the Administrative Agent and the Lenders party thereto.

            "Amendment No. 1 Effective Date" means the date all the conditions to the effectiveness of Amendment No. 1 contained in Section 4 of Amendment No. 1 are satisfied.

      (c) Section 1.2 of the Credit Agreement is further amended to amend and restate in their entirety the definitions of "Applicable Margin Percentage", "Cash Equivalents", "EBITDA", "Revolving Notes", "Term Loan A Commitment", "Term Loan A Facility", "Term Loan A Notes" and "Total Revolving Credit Commitments" to read as follows:

            "Applicable Margin Percentage" shall mean, at any time from and after the Amendment No. 1 Effective Date, with respect to Revolving Loans and Segments of the Term Loan A and the commitment fee payable pursuant to
      Section 5.2(a), the applicable percentage set forth below, each (i) to be added to the Base Rate pursuant to Section 5.1 for purposes of determining the Adjusted Base Rate, and (ii) to be added to the LIBOR Rate pursuant to
      Section 5.1 for purposes of determining the Adjusted LIBOR Rate:

                                                  Applicable Margin      Applicable Margin
                                                      Percentage            Percentage
            Leverage Ratio                       for Base Rate Loans     for LIBOR Loans
            --------------                       -------------------     ---------------

            Less than 1.50 to 1.00                     0.25%                   1.75%
            Greater  than or  equal  to 1.50           0.50%                   2.00%
                to 1.00,  but less than 2.00
                to 1.00
            Greater  than or  equal  to 2.00           0.75%                   2.25%
                to 1.00,  but less than 2.50
                to 1
            Greater  than or  equal  to 2.50           1.125%                  2.625%
                to 1.00 but less  than  2.75
                to 1.00
            Greater  than or  equal  to 2.75           1.50%                   3.00%
                to 1.00

            On each Adjustment Date (as hereinafter defined), the Applicable Margin Percentage for all Revolving Loans and Term Loan A and the commitment fee payable pursuant to Section 5.2(a) shall be adjusted effective as of such date (based upon the calculation of the Leverage Ratio as of the last day of the fiscal period to which such Adjustment Date relates) in accordance with the above matrix; provided, however, that, notwithstanding the foregoing or anything else herein to the contrary, if at any time the Borrower shall have failed to deliver the financial statements and a Compliance Certificate as required by Section 9.1(a) or Section 9.1(b), as the case may be, and Section 9.2(a), then at the election of the Required Revolving Lenders and the Required Term Loan A Lenders, at all times from and including the date on which such statements and Compliance Certificate are required to have been delivered to the date on which the same shall have been delivered each Applicable Margin Percentage shall be determined in accordance with the above matrix as if the Leverage Ratio were greater than 2.75:1.00 (notwithstanding the actual Leverage Ratio). For purposes of this definition, "Adjustment Date" shall mean with respect to any fiscal period of the Borrower beginning with the fiscal quarter ending December 31, 2004, the tenth (10th) day (or, if such day is not a Business Day, on the next succeeding Business Day) after delivery by the Borrower in accordance with Section 9.1(a), Section 9.1(b) or Section 9.9(b), as the case may be, of (i) financial statements as of the end of and for such fiscal period, (ii) a duly completed Compliance Certificate with respect to such fiscal period, and (iii) any pro forma Compliance Certificate of the Borrower and its Subsidiaries giving effect to a Permitted Acquisition in accordance with Section 9.9."


            "Cash Equivalents" shall mean Eligible Investments of High Credit Quality without Concentrations and with a Short Term Maturity. For purposes of this definition:


            1)    Eligible   Investments   are  defined  as  investment  in  the
                  following held in U.S. dollars: (i) AAA rated money market mutual funds; (ii) obligations issued by the U.S. Treasury such as treasury bills, treasury notes and/or treasury bonds;
                  (iii) obligations issued by a U.S. Federal Agency (e.g., Federal Home Loan Bank, Federal Farm Credit Bank and Fannie
                  Mae); (iv) obligations of major corporations and bank holding companies and limited to commercial paper, corporate notes, corporate bonds and medium-term-notes; (v) taxable and tax-exempt municipal securities, which also include variable rate demands notes (VRDNs) and auction rate securities; (vi) auction rate preferreds; or (vii) repurchase agreements collateralized by U.S. Treasury or agency securities at a minimum level of 102%.

            2) High Credit Quality is defined as: (i) investments which bear a short-term credit rating must have a minimum rating and be explicitly rated by two of the rating services as follows: A1 by Standard & Poor's, P1 by Moody's and/or F-1 by Fitch (no split-rated paper permitted) - for municipal securities, the short-term credit minimum must be SPI by S&P, MIG1 by Moody's;
                  (ii) investments which bear a long-term credit rating must have a minimum rating and be explicitly rated by two of the rating services as follows: A by Standard & Poor's, A2 by Moody's and/or A by Fitch; or (iii) investments, which bear a AAA-rating, need only be rated by one of the three rating agencies.

            3) Concentration is defined as the portfolio holding more than 10% of its portfolio in one issue or more than 10% of any one issuer. AAA-rated money market mutual funds, U.S. Treasury and U.S. Agency securities are exempt from these concentration limits.

            4) Short Term Maturity is defined as investments that mature within six months. For investments where the interest rate is adjusted via an auction, the auction date will be used to determine liquidity.

            "EBITDA" shall mean, for any period, (A) the aggregate of (i) net income (or loss) of a Person for such period, determined in accordance with GAAP, plus (ii) the sum of interest expense, taxes, depreciation and amortization of such Person for such Period, determined in accordance with GAAP, plus (iii) the write-off of any deferred financing costs as a result of the execution and effectiveness of Amendment No. 2 to the Second Amended Credit Agreement, this Agreement, and Amendment No. 1 to this
      Agreement but, in the case of both (ii) and (iii), only to the extent deducted in determining net income for the applicable period.

            "Revolving Notes" means, collectively, the promissory notes of the Borrower evidencing Revolving Loans executed and delivered to the Revolving Lenders as provided in Section 3.4 substantially in the form of Exhibit A-2, with appropriate insertions as to amounts, dates and names of the Revolving Lenders, including any amendments and restatements thereof.

            "Term Loan A Commitment" shall mean, with respect to each Term Loan A Lender, the obligation of such Lender to make the Term Loan A to the Borrower in a principal amount equal to such Lender's Applicable Commitment Percentage of the Total Term Loan A Commitment as set forth in
      (i) after the Effective Date and prior to the Amendment No. 1 Effective Date, Section 1.1(c), and (ii) as of and after the Amendment No. 1 Effective Date, Section 1.1(e).

            "Term Loan A Facility" shall mean the facility  described in Section
      2.1 providing for a Term Loan A to the Borrower by the Term Loan A Lenders in the principal amount of $25,000,000, $11,250,000 of which is outstanding prior to the effectiveness of Amendment No. 1 hereto.

            "Term Loan A Notes" means, collectively, the promissory notes of the Borrower evidencing the Term Loan A executed and delivered to the Term Loan A Lenders as provided in Section 2.4 substantially in the form of Exhibit A-1, with appropriate insertions as to amounts, dates and names of the Term Loan A Lenders, including any amendments and restatements thereof.

            "Total Revolving Credit Commitment" shall mean a principal amount equal to $80,000,000, as reduced or increased from time to time in accordance with Section 3.5 or 3.6.

      (d) Section 1.2 is amended to delete the definitions of "Excess Cash Flow", "Shareholders' Agreement" and "Shareholder Life Insurance Payment" in their entirety. All references in the Agreement to such terms shall be null and void.

      (e) Section 2.1(b) is hereby amended to delete each reference to "$1,250,000" contained therein and replace it with "$1,750,000".

      (f) Section 2.1 is further amended to add a new subsection (c) to the end thereof as follows:

            (c) The Borrower hereby acknowledges that the Term Loan A has been advanced and is outstanding in the principal amount of $11,250,000 as of the Amendment No. 1 Effective Date (but immediately prior to giving effect to such Amendment No. 1). Notwithstanding anything contained herein to the contrary, including but not limited to any prohibitions on subsequent advances contained in subsection (a) above, the Term Loan A Lenders agree to readvance $13,750,000 of the Term Loan A to the Borrower on the Amendment No. 1 Effective Date (the "Amendment No. 1 Advance"), which Amendment No. 1 Advance shall be used exclusively to prepay a portion of the Term Loan B in accordance with Section 2.3(b)(v). The Amendment No. 1 Advance shall advanced as a Base Rate Segment on the Amendment No. 1 Effective Date, without additional notice or consent, including without any Notice of Borrowing, and the entire proceeds of the Amendment No. 1 Advance shall be applied immediately by the Administrative Agent, together with $9,010,000 to be drawn under the Revolving Credit Facility, to prepay the outstanding amount of the Term Loan B ($22,760,000) in full. After the Amendment No. 1 Effective Date and such Amendment No. 1 Advance, the principal amount of each Segment of the Term Loan A outstanding hereunder from time to time shall bear interest and the Term Loan A shall be repayable as herein provided. After the Amendment No. 1 Effective Date, no amount of the Term Loan A repaid or prepaid by the Borrower may be reborrowed hereunder, and no subsequent advances of the Term Loan A amounts shall be made by any Lender after the Amendment No. 1 Advance.

      (g) Section 2.3(a) is hereby amended to delete the introductory phrase "The Borrower may prepay the Term Loan A and the Term Loan B, but only on a pro rata basis based upon the Pro Rata Percentages," and to replace it with the phrase "The Borrower may prepay the Term Loan A or the Term Loan B,".

      (h) Section 9.1(a) is amended to provide that quarterly financial statements shall be delivered to the Administrative Agent not later than the earlier of the date required to be delivered to the SEC or forty-five (45) days after the end of each of the first three fiscal quarters of each fiscal year.

      (i) Section 9.1(b) is amended and restated in its entirety to read as follows:

                  (b) not later than the earlier of the date when required to be delivered to the SEC or ninety (90) days after the end of each fiscal year of the Borrower, a consolidated balance sheet of the Borrower and its Subsidiaries (including all Excluded Subsidiaries) as at the end of such fiscal year, and the related consolidated statements of income or operations, shareholders' equity and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP, audited and accompanied by a report and opinion of Ernst & Young, LLP or other independent certified public accountant of nationally recognized standing reasonably acceptable to the Required Lenders, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any "going concern" or exception or any qualification or exception as to the scope of such audit.

            (j) Section 9.2 is amended as follows:

            (a) subsection (a) is amended to delete the introductory phrase "Concurrently with each delivery of the financial statements described in
      Section 9.1 (except, for the auditor's draft financial statements provided for in subsection (b) thereof)" and to replace it with the phrase "Not later than forty-five (45) days after the end of each of the first three fiscal quarters of each fiscal year of the Borrower and one hundred (100) days after the end of each fiscal year of the Borrower (except in the case of the Compliance Certificate and related Covenant Compliance Worksheet, which shall be delivered concurrently with the delivery by the Borrower of its financial statements to the SEC),";

            (b) subsection (b) is amended to delete the introductory phrase "Concurrently with the delivery of the financial statements described in
      Section 9.1(b)," and to replace it with the phrase "Not later than one hundred (100) days after the end of each fiscal year of the Borrower,"; and

            (c) subsection (c) is deleted in its entirety in and replaced with the following: "(c) Intentionally deleted.".

      (k) Section 9.9(a)(ii) is amended and restated in its entirety to read as follows:

            (ii) the Required Lenders shall have given their consent to such acquisition which consent shall (A) not be unreasonably withheld and (B) be given within ten (10) Business Days from the Administrative Agent's receipt of the information, in form and substance satisfactory to the Administrative Agent in its reasonable discretion, referred to in clauses
      (b) and (c) of this Section 9.9; provided that no such consent will be required if the Acquisition Amount with respect to such acquisition
      (regardless   of  the  form  of   consideration)   (y)  shall  not  exceed
      $12,000,000, and (z) together with the aggregate of the Acquisition Amounts (regardless of the form of consideration) for all other Permitted Acquisitions consummated during the same fiscal year, shall not exceed $25,000,000 (including any "earnout" payments made such fiscal year with respect to any Permitted Acquisition, irrespective of when such Permitted Acquisition was consummated).

      (l) Section 9.9(b)(iii) is amended and restated in its entirety to read as follows:

            (iii) consolidated projected income statement of the Target and its subsidiaries for the two-year period following consummation of such Permitted Acquisition, in reasonable detail, together with any appropriate statement of assumptions and pro forma adjustments; and

      (m) Section 9.15 is amended to delete such section in its entirety and replace it as follows:

          9.15 Intentionally Deleted.

      (n) Section 9.16 is amended to delete such section in its entirety and replace it as follows:

          9.16 Intentionally Deleted.

      (o) Section 11.2 is amended to delete "and" at the end of subsection (vii) thereof, delete "." at the end of subsection (viii) thereof and replace it with ";" and add the following subsection (ix) to read as follows:

            (ix) (A) Indebtedness of the Borrower or any Subsidiary, not to exceed $15,000,000 in the aggregate, owing to the seller(s) in connection with one or more Permitted Acquisitions, provided that such Indebtedness is unsecured and, subordinated in right and time of payment upon the occurrence of an Event of Default hereunder, and shall have such other terms (including but not limited to a 180 day standstill provision), conditions and provisions reasonably satisfactory in form and substance to the Administrative Agent and (B) Contingent Obligations permitted under
      Section 11.16(v).

      (p) Section 11.5(x) is amended to replace the number "$1,000,000" in the second line thereof and replace it with "$2,000,000.

      (q) Section 11.4 is amended to delete "and" at the end of subsection (vi) thereof, delete "." at the end of subsection (vii) thereof and replace it with ";" and add the following subsection (viii) to read as follows:

            (viii) dispositions by the Borrower or any Subsidiary of real property pursuant to sale-leaseback transactions, provided that such property was acquired for the purpose of constructing or renovating a cancer radiation facility thereon for sale and leaseback to the Borrower or any Subsidiary, and including without limitation any such transaction in which either the end purchaser/lessor under such transaction or the Borrower or any such Subsidiary funds the construction of the improvements, and further provided that (A) such disposition is consummated within 180 days of the issuance of the certificate of occupancy for such facility, (B) the sale proceeds received by the
      Borrower or Subsidiary, as applicable, are not less than the Borrower/Subsidiary's actual cost of acquisition and construction for such facility, and (C) the sale proceeds from such disposition are used within five days of receipt thereof to prepay Revolving Credit Outstandings.

      (r) Effective as of September 30, 2004, Section 11.10 is amended to delete
the  reference  to   "$15,000,000"   contained   therein  and  replace  it  with
"$25,000,000."

      (s) Section 11.6 is amended to delete in their entirety clauses (iv), (v) and (viii) thereof and re-number clauses (vi) and (vii) as appropriate.

      (t) Section 11.8 is amended to amend and restate the last sentence thereof in its entirety to read as follows:

            "Notwithstanding the foregoing, Financial Services of Southwest Florida, Inc. may engage in the business of providing administrative services for the Borrower and its Subsidiaries; Radiation Therapy School for Radiation Therapy Technology, Inc. may operate a radiation therapy school for the Borrower and its Subsidiaries; and Devoto Construction Company of Southwest Florida, Inc. may engage in the business of construction of radiation facilities to be operated by the Borrower or any of its Subsidiaries; provided that, the primary focus of the Borrower and its Subsidiaries continues to be providing radiation oncology services.

      (u) Section 11.16 is amended to change the reference in the sixth line thereof from "$1,000,000" to "$3,000,000" and to amend and restated clause (v) in its entirety to read as follows:

      (v) Contingent Obligations owing to a seller in connection with a Permitted Acquisition, which Contingent Obligations are unsecured and shall have terms, conditions and provisions reasonably satisfactory in form and substance to the Administrative Agent.

      3.  Representations,   Warranties  and  Covenants.   The  Borrower  hereby
represents, warrants and covenants that:

            (a) The  representations  and  warranties  made by the  Borrower  in
      Article VIII of the Credit Agreement are true on and as of the date hereof;

            (b) There has been no Material Adverse Change in the condition, financial or otherwise, of the Borrower since the Effective Date;

            (c) The business and properties of the Borrower are not and have not been adversely affected in any substantial way as the result of any fire, explosion, earthquake, accident, strike, lockout, combination of workers, flood, embargo, riot, activities of armed forces, war or acts of God or the public enemy, or cancellation or loss of any major contracts; and

            (d) No event has occurred and no condition exists which constitutes a Default or an Event of Default on the part of the Borrower under the Credit Agreement, the Notes or any other Credit Document either immediately or with the lapse of time or the giving of notice, or both.

      4. Conditions. This Amendment Agreement shall become effective upon the Borrower delivering to the Administrative Agent the following; provided, however, upon such delivery, the amendment set forth in Section 2(r) hereof shall be deemed effective as of September 30, 2004:

            (a) ten (10) counterparts of this Amendment Agreement duly executed by the Administrative Agent, the Lenders, the Borrower and the Subsidiary Guarantors;

            (b) a certificate of the secretary or an assistant secretary of each of the Borrower and each Subsidiary Guarantor, in form and substance satisfactory to the Administrative Agent, certifying (i) that the articles or certificate of incorporation or articles or certificate of organization of the Borrower or such Subsidiary Guarantor, as the case may be, have not been amended since such articles or certificate were delivered on the Effective Date or attaching any amendments thereto since the Effective Date, as each may be certified as of a recent date by the Secretary of State (or comparable Governmental Authority) of its jurisdiction of organization, (ii) that the bylaws, operating agreement, partnership agreement or other comparable document of the Borrower or such Subsidiary Guarantor, as the case may be, have not been amended since such bylaws, operating agreement, partnership agreement or other comparable document was delivered on the Effective Date, and that such document has been in effect at all times from the date on which the resolutions referred to in clause (iii) below were adopted to and including the date of such certificate, and (iii) that attached thereto is a true and complete copy of resolutions adopted by the board of directors, managers, general partners or other comparable governing body of the Borrower or such Subsidiary Guarantor, as the case may be, authorizing the execution, delivery and performance of this Amendment Agreement and the amendments contemplated herein, and as to the incumbency and genuineness of the signature of each officer of the Borrower or such Subsidiary Guarantor, as the case may be, executing this Amendment Agreement, and attaching all such copies of the documents described above;

            (c) amendments or modifications to the existing Mortgages, in form and substance reasonably satisfactory to the Administrative Agent, dated as of the date hereof and duly executed by the Borrower, a Subsidiary Guarantor and the trustee thereunder, as applicable, together in each case with the Mortgaged Property Support Documents and any additional title policy endorsements required by the Administrative Agent in its reasonable discretion;

            (d) all fees and expenses payable by the Borrower by reason of this Amendment Agreement;

            (e) such other documentation, instruments, consents and agreements as the Administrative Agent shall reasonably request including those described in paragraph 8 of this Amendment Agreement;

            (f) amended and restated or replacement Revolving Notes for each Revolving Lender whose Revolving Credit Commitment is increasing as a result of this Amendment Agreement and amended and restated or replacement Term Loan A Notes reflecting the re-advance of a portion of the Term Loan A pursuant to this Amendment Agreement; and

            (g) irrevocable notice shall have been given to the Administrative Agent that the Term Loan B will be prepaid in full on or about the Amendment No. 1 Effective Date but in any event not later than the third Business Day following the Amendment No. 1 Effective Date, with proceeds of the Amendment No. 1 Advance and $9,010,000 drawn under the Revolving Credit Facility.

      5. Consent to Interest Period. The Lenders hereby consent and agree that in connection with the Amendment No. 1 Effective Date, the Borrower may make a one-time request for an Interest Period for Loans of other than one, two, three or six months in length; provided that such Interest Period shall begin on or about the Amendment No. 1 Effective Date and shall end on December 31, 2004.

      6. Entire Agreement. This Amendment Agreement sets forth the entire understanding and agreement of the parties hereto in relation to the subject matter hereof and supersedes any prior negotiations and agreements among the parties relative to such subject matter. None of the terms or conditions of this Amendment may be changed, modified, waived or canceled orally or otherwise, except as provided in the Credit Agreement.

      7. Full Force and Effect of Agreement. Except as hereby specifically amended, modified or supplemented, the Credit Agreement and all of the other Credit Documents are hereby confirmed and ratified in all respects and shall remain in full force and effect according to their respective terms.

      8. Counterparts. This Amendment Agreement may be executed in any number of counterparts and all the counterparts taken together shall be deemed to constitute one and the same instrument.

      9. Documentation. All instruments and documents incident to the consummation of the transactions contemplated hereby shall be satisfactory in form and substance to the Administrative Agent and its counsel; the Administrative Agent shall have received copies of all additional agreements, instruments and documents which it may reasonably request in connection therewith, including copies of resolutions of the Borrowers authorizing the transactions contemplated by this Amendment Agreement, such documents, when appropriate, to be certified by appropriate corporate or governmental authorities; and all proceedings of the Borrower relating to the matters provided for herein shall be satisfactory to the Administrative Agent and its counsel.

      10. Entire Agreement. This Amendment Agreement sets forth the entire understanding and agreement of the parties hereto in relation to the subject matter hereof and supersedes any prior negotiations and agreements among the parties relative to such subject matter. No promise, conditions, representation or warranty, express or implied, not herein set forth shall bind any party hereto, and no one of them has relied on any such promise, condition, representation or warranty. Each of the parties hereto acknowledges that, except as in this Amendment Agreement otherwise expressly stated, no representations, warranties or commitments, express or implied, have been made by any other party to the other. None of the terms or conditions of this Amendment Agreement may be changed, modified, waived or canceled orally or otherwise, except by writing, signed by all the parties hereto, specifying such change, modification, waiver or cancellation of such terms or conditions, or of any proceeding or succeeding breach thereof.

      11. Ratification. Except as hereby specifically amended, modified or supplemented, the Agreement and all of the other Loan Documents are hereby confirmed and ratified in all respects and shall remain in full force and effect according to their respective terms.

      12. Consent of the Subsidiary Guarantors. Each Subsidiary Guarantor hereby consents, acknowledges and agrees to the amendments set forth herein and hereby confirms, reaffirms and ratifies in all respects the Subsidiary Guaranty to which such Subsidiary Guarantor is a party (including without limitation the continuation of such Subsidiary Guarantor's payment and performance obligations thereunder upon and after the effectiveness of this Agreement and the amendments contemplated hereby) and the enforceability of the Subsidiary Guaranty against such Subsidiary Guarantor in accordance with its terms.

      13. Term Loan B. Notwithstanding anything contained in the Credit Agreement or any other Credit Documents to the contrary, after giving effect to this Amendment Agreement, all references contained in the Credit Agreement or any other Credit Document to any "Term Loan B Lender", the "Term Loan B Facility", "Term Loan B Outstandings" or any other reference to the Term Loan B shall be null and void.

      IN WITNESS WHEREOF, the parties hereto have caused this Amendment Agreement to be duly executed by their duly authorized officers, all as of the day and year first above written.

                                    BORROWER:

                                    RADIATION THERAPY SERVICES, INC.

                                    By: /s/ David M. Koeninger
                                        -----------------------------
                                    Name:David M. Koeninger
                                    Title: Executive Vice President

                                    GUARANTORS:

                                    21ST CENTURY ONCOLOGY, INC.

                                    21ST CENTURY ONCOLOGY OF NEW JERSEY, INC.

                                    21ST CENTURY ONCOLOGY OF KENTUCKY, LLC

                                    21ST CENTURY ONCOLOGY OF ALABAMA, INC.

                                    NEW YORK RADIATION THERAPY

                                    MANAGEMENT SERVICES, INC.

                                    NEVADA RADIATION THERAPY

                                    MANAGEMENT SERVICES, INC.

                                    FINANCIAL SERVICES OF SOUTHWEST

                                    FLORIDA, INC.

                                    RADIATION THERAPY SCHOOL FOR

                                    RADIATION THERAPY TECHNOLOGY, INC.

                                    MARYLAND RADIATION THERAPY

                                    MANAGEMENT SERVICES, INC.

                                    NORTH CAROLINA RADIATION THERAPY

                                    MANAGEMENT SERVICES, INC.

                                    CALIFORNIA RADIATION THERAPY

                                    MANAGEMENT SERVICES, INC.

                                    By: /s/ David M. Koeninger
                                        ----------------------
                                    Name: David M. Koeninger
                                    Title: Vice President

                                    BANK OF AMERICA, N.A., as Administrative
                                    Agent

                                    By: /s/
                                        ----------------------------------------
                                    Name:
                                    Title:

                                    BANK OF AMERICA, N.A., as a Lender

                                    By: /s/
                                        ----------------------------------------
                                    Name:
                                    Title:

                                    FIFTH THIRD BANK

                                    By: /s/
                                        ----------------------------------------
                                    Name:
                                    Title:

                                    SUNTRUST BANK

                                    By: /s/
                                        ----------------------------------------
                                    Name:
                                    Title:

                                    WACHOVIA BANK, NATIONAL ASSOCIATION

                                    By: /s/
                                        ----------------------------------------
                                    Name:
                                    Title:

                                    REGIONS BANK

                                    By: /s/
                                        ----------------------------------------
                                    Name:
                                    Title:

                                    NATIONAL CITY BANK OF KENTUCKY

                                    By: /s/
                                        ----------------------------------------
                                    Name:
                                    Title:


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